Sponsor

Head of GI Compliance

Owner

Chief Compliance Officers of Guggenheim Investments Entities

Contact

Margaux.misantone@guggenheimpartners.com

Lisa.buley@guggenheimpartners.com

Scott.Fusco@guggenheimpartners.com

Effective Date

January 1, 2024

CODE OF ETHICS

BUSINESS UNIT RESPONSIBLE:	GI COMPLIANCE DEPARTMENT (“COMPLIANCE”)

PROCEDURE:

Rydex Dynamic Funds, Rydex Series Funds, Rydex Variable Trust, Guggenheim Funds Trust, Guggenheim Variable Funds Trust, Guggenheim Strategy Funds Trust, Transparent Value Trust, Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust, Guggenheim Strategic Opportunities Fund and Guggenheim Active Allocation Fund (each a “Fund” and jointly the “Funds”), and Guggenheim Funds Investment Advisors, LLC, Guggenheim Funds Distributors, LLC, Security Investors, LLC, Guggenheim Corporate Funding, LLC, Guggenheim Investment Advisors, LLC1, Guggenheim Investor Services, LLC, GS Gamma Advisors, LLC, Guggenheim Partners Investment Management, LLC, and Guggenheim Partners Advisors, LLC (each a “Company,” jointly the “Companies,” and together with the Funds, “Guggenheim Investments” or “GI”) are confident that their officers, trustees, directors and employees act with integrity and good faith. GI recognizes, however, that personal interests may conflict with a Fund’s or Company’s interests where trustees, directors, officers or employees:

•	Know about present or future portfolio transactions or

•	Have the power to influence portfolio transactions; and

•	Engage in personal transactions in securities.

In an effort to prevent these conflicts from arising and in accordance with Rule 17j-1(c)(1) under the Investment Company Act of 1940 (the “1940 Act”) and Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”), GI has adopted this Code of Ethics and all amendments thereto (together, the “Code”) to prohibit transactions that create, may create, or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. Additionally, Guggenheim Investors Services, LLC has adopted this Code of Ethics to effectuate the purposes and objectives of FINRA Rule 3210 and in accordance with industry best practices. This Combined Code of Ethics adopted under Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act covers the Companies listed in Appendix A. Each trustee, director, officer and employee of GI should carefully read and review this Code.

1.	About GI

1.1.	The Funds are separately registered open-end and closed-end management investment companies. Each Fund may consist of multiple investment portfolios (each a “Fund” and together, the “Funds”).

1.2.

Guggenheim Funds Investment Advisors, LLC, Security Investors, LLC, Guggenheim Corporate Funding, LLC, Guggenheim Investment Advisors, LLC, GS Gamma Advisors, LLC, Guggenheim Partners Advisors, LLC, and Guggenheim Partners Investment Management, LLC (each an “Adviser” and together, the “Advisers”) are registered investment advisers. Guggenheim Funds Investment Advisors, LLC, Security Investors, LLC, and/or Guggenheim Partners Investment Management, LLC are the investment adviser or sub-adviser to certain of the Funds. Security Investors, LLC, Guggenheim Corporate Funding, LLC, Guggenheim Investment Advisors, LLC, GS Gamma Advisors, LLC, Guggenheim Partners Advisors, LLC, and Guggenheim Partners Investment Management, LLC offer investment advisory services to client accounts that are not the Funds.

[1]

For purposes of this Code of Ethics, Guggenheim Investment Advisers, LLC is considered part of Guggenheim Investments, whereas Guggenheim Investment Advisers, LLC may be excluded from the definition of Guggenheim Investments in other business and compliance policies.

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1.3.

Guggenheim Funds Distributors, LLC, a registered broker-dealer, (the “Distributor”) serves as distributor to certain Funds and depositor of certain unit investment trusts. Guggenheim Investor Services, LLC, a broker-dealer registered with the SEC and FINRA, is approved to engage in private placement activities by structuring and privately placing new issue unregistered securities or loans.

2.	About this Code of Ethics

2.1.	Transaction-Related and Reporting Provisions

As a condition of employment, all individual employees, officers, principals, partners and directors of Guggenheim Investments (generally referred to as “Employees”) are required to comply with the Code. The following categories of persons are considered to be Adviser Access Persons and are required to comply with the Code together with Employees. “Adviser Access Person” includes any:

a.

Employee, Director, officer, manager, principal and partner of the Adviser or Distributor (or other persons occupying a similar status or performing similar functions), or other person who provides advice on behalf of the Adviser or is subject to the Adviser’s supervision and control; or

b.	Any person who:

•

Has access to nonpublic information regarding any of the Adviser’s client’s purchases or sales of securities, or nonpublic information regarding the portfolio holdings of any client account the Adviser or their affiliates manage, or any fund which is advised or sub-advised by the Adviser (or certain affiliates, where applicable);

•	Makes recommendations or investment decisions on behalf of the Adviser;

•

Has the power to exercise a controlling influence over the management and policies of the Adviser, or over investment decisions, who obtains information concerning recommendations made to a client with regard to the purchase or sale of a security;

•

The Compliance Officer shall determine on a case-by-case basis whether a temporary employee (e.g., consultant or intern) should be considered an Adviser Access Person. Such determination shall be made based upon an application of the criteria provided above, whether an appropriate confidentiality agreement is in place, and such other information as may be necessary to ensure that proprietary information is protected. As such, temporary employees may only be subject to certain sections of the Code, such as certifying to it, or may be exempt from certain reporting requirements such as not having to hold their reportable accounts at the permitted broker-dealers;

•	Any person deemed to be an Adviser Access Person by the Compliance Officer; or

•	All Trustees of the Funds, both Interested and Independent.

In addition to Adviser Access Persons, persons qualifying as Natural Control Persons, which include natural persons in a control relationship with a Company who obtain information concerning recommendations made to a Fund or client about the purchase or sale of a security and who are not specifically covered by any other section of the Code, are required to comply with the Code.

In addition to the general principles and limitations set forth below, for the prohibitions and reporting requirements that specifically apply to you, please refer to Parts A-C, as indicated below. (Definitions of underlined terms are included in Appendix B.)

•	Independent Trustees of the Funds - Part A

•	Adviser Access Persons (Other than Independent Trustees of the Funds) - Part B

•	Natural Control Persons - Part C

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2.2.	Other Provisions

The remainder of this Code sets forth general principles and limitations, required course of conduct, reporting obligations, and GI’s review, enforcement and recordkeeping responsibilities as well as other related information.

3.	Statement of General Principles

In recognition of the trust and confidence placed in GI by its clients and shareholders of the Funds, and because GI believes that its operations should benefit clients and shareholders, GI has adopted the following universally applicable principles.

1.	Shareholders’ and clients’ interests are paramount. You must place shareholder and client interests before your own.

2.

You must accomplish all personal securities transactions in a manner that avoids an actual conflict or even the appearance of a conflict of your personal interests with those of a Company’s clients, including a Fund’s shareholders.

3.

You must avoid actions or activities that allow (or appear to allow) you or your immediate family[2] to profit or benefit from your position with GI, or that bring into question your independence or judgment.

4.	You must comply with all applicable federal and state securities laws, including the prohibitions against the misuse of material nonpublic information, in conducting yourself and the operations of GI.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield investment personnel from liability for personal trading or other conduct that violates a fiduciary duty to a Company’s clients or a Fund’s shareholders.

4.	Required Course of Conduct and General Limits

4.1.	Prohibition Against Fraud, Deceit and Manipulation

You may not, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any Fund or client account:

a.	employ any device, scheme or artifice to defraud a Fund or client account;

b.

make any untrue statement of a material fact to a Fund or client or omit to state a material fact necessary in order to make the statements made to a Fund or client, in light of the circumstances under which they are made, not misleading;

c.	engage in any act, practice or course of business which would operate as a fraud or deceit upon a Fund or client; or

d.	engage in any manipulative practice with respect to a Fund or client account.

4.2	Prohibition on Front Running

Front-running, trading opposite a Fund or Adviser’s client account(s), or engaging in conduct that may be construed as front-running, is strictly prohibited under the Code. For example, front-running would include an Access Person purchasing a security any time within seven days ahead of when the Fund or Adviser’s client account(s) purchases the same security, or the sale of a security any time within seven days ahead of when the Fund or Adviser’s client account(s) sells the same security. An example of trading opposite the Fund or Adviser’s client account(s) would include the sale of a security any time within seven days after the Fund or Adviser’s client account(s) purchases the same security or the purchase of a security any time within seven days after the Fund or Adviser’s client account(s) sells the same security. Proprietary, Access Persons’, and discretionary accounts will be monitored for front-running.

[2]

Immediate Family includes, but is not limited to, a spouse, child, grandchild, stepchild, parent, grandparent, sibling, mother or father-in-law, son or daughter-in-law, or brother or sister-in-law, and adoptive relationships, living in the same household. Please refer to Appendix B – Definitions for more information.

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4.3.	Outside Business Activities

The Advisers and Distributor have separate policies with respect to employees’ outside business activities. Employees are prohibited from taking part in any outside employment without prior approval from their Supervisor and Compliance. Employees should refer to the applicable outside business activities policy.

Employee participation in outside activities related to cryptocurrency (e.g., blockchain entities, cryptocurrency mining, etc.) requires pre-approval under the Advisers’ and Distributor’s outside business activities policy.

4.4.	Excessive Trading

Adviser Access Persons shall not engage in excessive trading or market timing of the Funds; provided, however, that this prohibition does not apply to the Tradable Funds. Market timing may take many forms, including arbitrage activity involving the frequent buying and selling of a fund’s shares in order to take advantage of the fact that there may be a lag between a change in the value of a fund’s portfolio securities and the reflection of that change in the fund’s share price. Such activity is inconsistent with the fiduciary principles of this Code, which require that Adviser Access Persons place the interests of clients above their own interests.

Adviser Access Persons shall not make more than 60 securities trades in any calendar quarter. Transactions of Broad-based Exchange Traded Funds or that do not require pre-clearance are not included in the 60 securities trades permitted during any calendar quarter.

4.5.	Section 16 Reporting on Closed-End Fund Shares

For all Closed End Fund (“CEF”) Trustees and Officers, please be reminded that Section 16 of the Securities Exchange Act of 1934 (“1934 Act”) imposes reporting requirements with respect to your ownership of the CEFs. Section 16(a) requires each Trustee and Officer to file (i) an initial report with the U.S. Securities and Exchange Commission (“SEC”) on Form 3 disclosing his or her status as a reporting person under Section 16(a), and his or her beneficial ownership of all equity securities of the Closed-End Funds at the time of attaining such status; (ii) changes in such beneficial ownership on Form 4; and (iii) an annual statement of changes in beneficial ownership on Form 5 (if such changes were not previously reported on Forms 3 or 4). The Trustees and Officers should review the Closed-End Funds’ Section 16 policies and procedures for more information relating to their reporting requirements under those policies and procedures as well as Section 16 of the 1934 Act.

4.6	Use of Compliance Platform

GI utilizes an electronic Compliance Platform to manage certain reporting and certification obligations required of Adviser Access Persons. Adviser Access Persons are required to use the Compliance Platform specified by Compliance to complete reporting specified by the Code of Ethics.

At the time of designation as an Adviser Access Person, Adviser Access Persons will be provided with login information and instructions for using the Compliance Platform.

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5.	Confidentiality

All personal securities transactions reports and any other information filed with GI under this Code will be treated as confidential, provided, however, that such reports and related information may be produced to the SEC and other regulatory agencies or as otherwise required by law.

6.	Interpretation of Provisions and Interrelationship with Other Codes of Ethics

The Boards of Trustees of the Funds may from time to time adopt such interpretations of this Code as they deem appropriate.

To the extent that any of the Advisers delegate certain of their advisory responsibilities to an investment sub-adviser, such sub-adviser must:

•

establish, maintain and enforce a code of ethics that meets the minimum requirements set forth in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act, and submit such code of ethics to the Fund’s Board of Trustees;

•

on a quarterly basis provide the appropriate Fund(s) or the Adviser of such Fund a written attestation that the sub-adviser is in compliance with its code of ethics adopted pursuant to Rule 17j-1 under the 1940 Act;

•	promptly report, in writing, to the appropriate Fund(s) any material amendments to such code(s) of ethics;

•	promptly furnish to such Fund or the Adviser to such Fund, upon request, copies of any reports made pursuant to such code of ethics by any person who is a Sub-Adviser Access Person;

•

immediately furnish to such Fund or the Adviser to such Fund, upon request, all material information regarding any violation of such code of ethics by any person who is a Sub-Adviser Access Person; and

•

at least once a year, provide such Fund or the Adviser of such Fund a written report that describes any issue(s) that arose during the previous year under its code of ethics, including any material code violations and any resulting sanction(s), and a certification that it has adopted measures reasonably necessary to prevent its personnel from violating its code of ethics.

The sub-adviser should also establish a policy or adopt in its code of ethics that Sub-Adviser Access Persons shall not engage in excessive trading. Such activity is inconsistent with the fiduciary principles of this Code, which require that Sub-Adviser Access Persons place the interests of clients above their own interests.

7.	Acknowledgment of Receipt and Annual Certification

Each director, officer, employee and member of the Companies will receive a copy of the Code and any subsequent material amendments to the Code, and each such person must acknowledge receipt of the Code in writing on an annual basis. Each such person is required to certify annually that he/she (i) has read and understands the Code, (ii) is aware that he/she is subject to the provisions of this Code, (iii) has complied with the Code at all times during the previous calendar year, and (iv) has, during the previous calendar year, reported all holdings and transactions that he/she is required to report pursuant to the Code. The acknowledgement of receipt and certification may be made electronically through a manner specified by Compliance.

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EXCEPTION HANDLING:

A Compliance Officer, in his or her discretion, may exempt any person from any specific provision of the Code, if the Compliance Officer determines that: (a) granting the exemption does not detrimentally affect any client or the shareholders of the Funds, (b) the failure to grant the exemption will result in an undue burden on the person or limit the person’s ability to render services to GI and (c) the exception is consistent with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act. In order to request an exemption from a provision of the Code, an Adviser Access Person must submit a written request for the exemption to Compliance.

REPORTING REQUIREMENTS:

1. Individual Reporting Obligations - See Parts A, B, or C as appropriate, for your specific reporting obligations.

1.1. Obligation to Report Violations of the Code - In addition to the individual reporting requirements referenced above, any violation of the Code must be promptly reported to Compliance.

1.1.1. As has been GI’s ongoing policy, nothing in this Code, any agreement between GI and its employees, or any GI policy or program, prohibits or restricts any person in any way from reporting possible violations of law or regulation to any governmental agency or entity, or otherwise prevents anyone from participating, assisting, or testifying in any proceeding or investigation by any such agency or entity or from making other disclosures that are protected and/or permitted under law or regulation. For more information, please refer to the Guggenheim Capital, LLC Code of Conduct, available on OneGuggenheim.

1.2. Reports of individual securities transactions are required only if you knew at the time of the transaction or, in the ordinary course of fulfilling your official duties as a Trustee, should have known, that during the 15-calendar day period immediately preceding or following the date of your transaction, the same security was purchased or sold, or was being considered for purchase or sale, by a Fund. Note: The “should have known” standard does not:

•	Imply a duty of inquiry;

•	Presume you should have deduced or extrapolated from discussions or memoranda dealing with the Fund’s investment strategies; or

•	Impute knowledge from your prior knowledge of the Fund’s portfolio holdings, market considerations, or investment policies, objectives and restrictions.

2. Annual Written Report to the Boards of Trustees of the Funds - At least once a year or more frequently as deemed necessary by a Compliance Officer, a Compliance Officer, on behalf of the Companies that provide services to the Funds, including the Advisers, will provide the Board of Trustees of each Fund a written report (“Annual Written Report”) that includes:

2.1.

Issues Arising Under the Code - The Annual Written Report will describe any issue(s) that arose during the previous year under the Code, including any material Code violations, and any resulting sanctions.

2.2.

Certification - The Annual Written Report will certify to the Boards of Trustees that each Company has adopted measures reasonably necessary to prevent its personnel from violating the Code currently and in the future.

3. Periodic Review and Reporting - A Compliance Officer (or his or her designee) will report to the Boards of Trustees at least annually as to the operation of this Code and will address in any such report the need (if any) for further changes or modifications to this Code.

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TESTING AND REVIEW:

1. Duties of Compliance

1.1. Compliance will review electronic reports generated by the Compliance Platform that compares all reported personal securities transactions with the Funds’ portfolios and client accounts, as applicable, transactions completed by the Advisers, and the restricted securities list, maintained by Compliance, to determine whether a Code violation may have occurred. A Compliance Officer or their designee may request additional information or take any other appropriate measures that the Compliance Officer or their designee decides is necessary to aid in this determination. Before determining that a person has violated the Code, Compliance must give the person an opportunity to supply explanatory material.

1.2. No person is required to participate in a determination of whether he or she has committed a Code violation or of the imposition of any sanction against himself or herself. If a securities transaction of a Compliance Officer is under consideration, a separate Compliance Officer other than the individual under consideration will act as the Compliance Officer for purposes of this Section.

1.3	Sanctions

This Code is designed to facilitate compliance with applicable laws and to reinforce the Companies’ reputation for integrity in the conduct of their businesses. For violations of this Code, sanctions may be imposed as deemed appropriate by Compliance and as applicable in coordination with senior management. Escalation will depend on the severity and frequency of the infraction considering the facts and circumstances such as potential or actual harm or reputational risk to clients, prospects, Fund shareholders or the Companies. A pattern of violations that individually do not violate the law, but which taken together demonstrate a pattern of lack of respect for the Code, may result in disciplinary action, including termination of employment.

Specifically, the Adviser Access Person shall be subject to remedial actions which may include, but are not limited to, any one or more of the following: (1) verbal warning and/or letter of instruction; (2) written memo or letter of caution (including requirement for additional training) or other measures; (3) enhanced supervision or management plan; (4) decrease in compensation, performance measure or other penalty; (5) personal securities trading restriction; (6) termination of employment; or (7) referral to civil or governmental authorities for possible civil or criminal prosecution. If the Adviser Access Person is normally eligible for a discretionary bonus, violations of the Code may also reduce or eliminate the discretionary portion of his/her bonus.

RECORDKEEPING:

The Companies will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act and will be available for examination by representatives of the SEC.

•	A copy of this Code and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place;

•	A list of all persons who are, or within the past five years have been, required to submit reports under this Code will be maintained in an easily accessible place;

•

A copy of each report made by a person under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

•

A copy of each duplicate brokerage confirmation and each periodic statement provided under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

•

A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred;

•

A copy of each Annual Written Report to the Boards of Trustees will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

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•

A copy of all Acknowledgements of Receipt and Annual Certifications as required by this Code for each person who is currently, or within the past five years was required to provide such Acknowledgement of Receipt or Annual Certification; and

•

The Companies will maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities in a private investment, for at least five years after the end of the fiscal year in which the approval is granted.

DISCLOSURE:

The Code of Ethics will be disclosed in accordance with the requirements of applicable federal law and all rules and regulations thereunder with the applicable disclosure documents.

REVISIONS:

These procedures shall remain in effect until amended, modified or terminated. The Boards of Trustees must approve any material amendments to the Code within six months of the amendment.

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PART A PROCEDURES FOR INDEPENDENT TRUSTEES

GENERAL OBLIGATIONS.

1.	Limitations

1.1.	You are subject to Sections 4.1 and 4.5 of the “Procedure” section of the Code.

2.	Required Transaction Reports

2.1.

On a quarterly basis you must report any securities transactions, unless such transaction is excepted from reporting as described in 2.2 below. If reporting is required, you must submit your report of securities transactions and information about the relevant securities account to Compliance no later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected. Reports must include information consistent with regulatory requirements.

2.2.

Reports of individual securities transactions are required only if you knew at the time of the transaction or, in the ordinary course of fulfilling your official duties as a Trustee, should have known, that during the 15-calendar day period immediately preceding or following the date of your transaction, the same security was purchased or sold, or was being considered for purchase or sale, by a Fund.

Note: The “should have known” standard does not:

•	imply a duty of inquiry;

•	presume you should have deduced or extrapolated from discussions or memoranda dealing with the Fund’s investment strategies; or

•	impute knowledge from your prior knowledge of the Fund’s portfolio holdings, market considerations, or investment policies, objectives and restrictions.

2.3.	If you had no reportable transactions during the quarter, you are not required to submit a report.

3.	What Securities Are Covered Under Your Quarterly Reporting Obligation?

If the transaction is reportable because it came within Section (2), above, you must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. The report must also contain any investment account you established in which any securities were held during the quarter. You are not required to detail or list purchases or sales effected for any account over which you have no direct or indirect influence or control.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

4.	Other Recommended Practices

Although not strictly prohibited, it is recommended that Independent Trustees refrain from trading in shares of the Funds they oversee for a period of seven calendar days before and after meetings of the Board of Trustees of such Funds.

In lieu of the sanctions contemplated under Section 2 of the “Testing and Review” section of the Code, Independent Trustees shall be subject to sanctions as determined by the Board of Trustees of the relevant Fund.

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PART B ADVISER ACCESS PERSONS (OTHER THAN INDEPENDENT TRUSTEES OF THE FUNDS)

GENERAL OBLIGATIONS

1.	Providing a List of Securities – Initial and Annual Holdings Reports

1.1.

Initial Holdings Reports. You must submit the initial listing within 10 calendar days of the date you first become an Adviser Access Person. The initial listing should be a complete listing of all investment accounts and securities, including private investments, you beneficially own as of a date no more than 45 days prior to the date you become an Adviser Access Person. Reports must include information consistent with regulatory requirements.

1.2.

Annual Holdings Reports. In addition to the Initial Holdings Report, each following year, you must submit a revised list showing the investment accounts and securities you beneficially own as of December 31. You must submit each annual update listing no later than 30 calendar days after December 31. Adviser Access Persons must also certify annually that they have complied with the requirements and have disclosed all holdings required to be disclosed pursuant to the requirements of this Code. In addition, Adviser Access Persons will respond to personal disciplinary history questions. Reports must include information consistent with regulatory requirements.

The Initial Holdings Report and Annual Holdings Reports, as applicable, will be submitted electronically, through the Compliance Platform. You will receive notification via email when the applicable report is due, including instructions on how to access the information and complete the report.

2.	Brokerage Accounts

All investment accounts of new Adviser Access Persons and any investment accounts of current Adviser Access Persons must be maintained with brokerage firms designated and approved by Compliance. Compliance may grant specific exceptions in writing in limited circumstances however, in general, trading in such accounts will be prohibited.

Existing investment accounts of new Adviser Access Persons which are not held at the permitted broker-dealers must be transferred within 90 calendar days from the date the Adviser Access Person is so designated; the failure to transfer within this time will be considered a violation of this Code. Any request to extend the 90-day transfer deadline must be accompanied by a written explanation by the current broker-dealer as to the reason for delay. Compliance may grant specific exceptions in writing.

Prior to opening a new reportable investment account, you are required to submit the Personal Account Pre-Clearance Form through the Compliance Platform to obtain written consent from Compliance. You are also required to notify in writing the broker-dealer or financial institution with which you are seeking to open such reportable investment account of your association with Guggenheim Investments.

Upon opening a reportable investment account or obtaining an interest in an investment account that requires reporting, the account number must be reported within 5 calendar days of funding the investment account via the Compliance Platform or as otherwise permitted by Compliance.

3.	Duplicate Brokerage Confirmations and Statements

If your brokerage firm provides automatic feeds for your investment accounts to the Compliance Platform, the Adviser will obtain account information electronically, after the Adviser Access Person has completed the appropriate authorizations as required by the brokerage firm. Further, you are required to provide duplicate statements upon request from Compliance.

If the brokerage firm does not provide automatic feeds to the Compliance Platform, you are responsible for providing duplicate statements for such investment accounts to Compliance within 20 days after each Quarter End. The Compliance Officer or his designee may provide exceptions to this policy on a limited basis.

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4.	Independently Managed/Third-Party Discretionary Account Reporting:

•	Adviser Access Persons must disclose independently managed/third-party discretionary accounts, i.e., where the person has “no direct or indirect influence or control”.

•

Adviser Access Persons are required to obtain a signed copy of the Managed Account Letter (template letter provided by GI Employee Activities) from their third-party investment adviser confirming that the adviser has authority to effect transactions on behalf of the independently managed/third-party discretionary account without obtaining prior consent of the Adviser Access Person and that the Adviser Access Person does not direct trades in the independently managed/third-party discretionary account. Adviser Access Persons are required to maintain an updated Managed Account Letter on file confirming third-party discretion.

•

Adviser Access Persons should immediately notify GI Employee Activities if there are any changes in control over the independently managed/third-party discretionary account or if there are any changes to the relationship between the trustee or third-party investment adviser and the Adviser Access Person (i.e., independent professional or friend or relative, unaffiliated versus affiliated firm). Please note that an immediate family member with discretion over an independently managed/third-party discretionary account is not considered a third-party adviser.

•	Trades in independently managed/third-party discretionary accounts are not subject to the pre-clearance requirements and trading restrictions of the Code.

•

Certain Adviser Access Persons (as determined by Compliance) are required to maintain independently managed/third-party discretionary accounts with brokerage firms designated and approved by Compliance. Compliance will advise impacted Adviser Access Persons.

5.	Required Transaction Reports – Quarterly Personal Securities Transaction Reports

On a quarterly basis you must report transactions in securities, as well as any investment accounts (“Quarterly Personal Securities Transaction Reports”). You must submit your report no later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected or the investment account was opened. The Quarterly Personal Securities Transaction Reports are required in addition to delivery of duplicate brokerage confirmations and statements (via automatic feed or hard copy). Adviser Access Persons must submit Quarterly Personal Securities Transaction Reports electronically, through the Compliance Platform. You will receive notification via email when the Quarterly Personal Securities Transaction Report is due, including instructions on how to access the information and complete the report. Reports must include information consistent with regulatory requirements.

If you had no reportable transactions or did not open any investment accounts during the quarter, you are still required to report that you did not have any reportable transactions or open any investment accounts.

6.	What Securities Are Covered Under Your Quarterly Reporting Obligation?

You must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. The report must contain any investment account you established during the quarter if the account has not already been reported. You are not required to detail or list purchases or sales effected for any account over which you have no direct or indirect influence or control.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

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7.	Pre-Clearance Requirement

You must submit a report detailing every proposed securities transaction in which you will acquire a beneficial ownership interest through the Compliance Platform and obtain pre-clearance for each securities transaction prior to engaging in the transaction. The report shall include the name of the security, date of the proposed transaction, quantity, price, and broker-dealer through which the transaction is to be effected.

Pre-cleared transactions are valid for the day on which such transaction was approved as noted on the pre-clearance request form, unless otherwise specified by Compliance. If the transaction, or any portion thereof, is not executed within the specified time, the Adviser Access Person must obtain written approval for the transaction again. The Companies reserve the right to rescind previously pre-approved trades if an actual conflict arises or in certain other limited circumstances, and Adviser Access Persons may be obliged to sell previously pre-cleared positions. The Companies will not be responsible for any losses as a result of such rescission of approval and all profits received by the Adviser Access Person from such sale will be disgorged and donated to a charity approved by Compliance.

8.	Securities and Transactions Subject to the Pre-Clearance Requirement:

Securities:

Security Type:	Pre-Clearance Required:	Include on Quarterly Transaction & Annual Holdings Reports:
Equities/Stocks	Yes	Yes

Corporate, U.S. (Government) Agency and Municipal Bonds and Notes	Yes	Yes

U.S. Government Obligations and Debt	No	No

High Quality Short-term Bonds (maturity at issuance of less than 366 days)	Yes	Yes

All Exchange Traded Funds (ETFs)	Yes	Yes

Options and Futures on any Covered Security, ETF or on any group or (broad-based) index of securities	Yes – See Supplement 1	Yes – See Supplement 1

Futures on U.S. Government Obligations	No	Yes

Certain Futures on Currencies and Commodities	Yes, if not prohibited (see Section 11)	Yes, if not prohibited (see Section 11)

Private Investments, including certain Loans	Yes	Yes

Unit Investment Trusts (UITs)	Yes	Yes

Unit Investment Trusts (UITs) investing exclusively in open-end mutual funds.	No	No

Foreign Unit Trusts (i.e. UCITS) or Foreign Mutual Fund	Yes	Yes

Closed-end Mutual Funds (regardless of whether advised or sub-advised by the Advisers or an affiliate)	Yes	Yes

Open-end Mutual Funds	No	No

Open-end Mutual Funds advised or sub-advised by the Advisers or an affiliate	No	Yes

Money Market Funds	No	No

Indirect investments in Cryptocurrencies*	Yes	Yes

Direct investments in Cryptocurrencies	No	No

Miscellaneous: Treasury Stock; Debenture; Evidence of Indebtedness; Investment Contract; Voting Trust Certificate; Certificate of Deposit for a Security; Limited Partnerships; Certificate of Interest or Participation in any Profit-Sharing Agreement; Collateral-RIC Certificate; Fractional Undivided interest in Oil, Gas or other Mineral Right; Pre-Organizational Certificate or Subscription; Transferable Shares	Yes	Yes

-Bank Loans; Bankers Acceptances; Bank Certificates of Deposit; Commercial Paper; Repurchase Agreements	No	No

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Special Transaction Types:

Special Transaction Type**:	Pre-Clearance Required:	Include on Quarterly Transaction & Annual Holdings Reports:

IPOs (issued directly from the underwriting syndicate)	Prohibited	Prohibited

Initial Coin Offerings (“ICOs”)	Prohibited	Prohibited

Participation in Investment Clubs	Prohibited	Prohibited

Automatic Dividend Reinvestments	No***	Yes

Non-Automatic Dividend Reinvestments	Yes	Yes

Automatic Investment Plan	No***	No***

Tender offer transactions**	No	Yes

Acquisition of securities by gift or inheritance	No	Yes

Sale of securities acquired by gift or inheritance****	Yes	Yes

Guggenheim Capital LLC membership interests	No	No

Guggenheim 401K****	Yes	Yes

Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.	No	Yes

Transactions which are non-volitional on your part, including sales from a margin account due to a bona fide margin call.	No	Yes

Transactions effected for any account over which you have no direct or indirect influence or control.	No	No

Acquisition through corporate actions or actions applicable to all holders of the same class of securities.	No	Yes

*	Cryptocurrency-related entities deriving a substantial amount of revenue therefrom, or private investments, ETFs and investment trusts investing directly and primarily in cryptocurrencies.
**	You will be required to provide additional supporting documentation to the extent the information is not available on your brokerage statements.
***

Any transaction that overrides the pre-set schedule of the automatic investments plan must be pre-cleared and reported. Annual Holdings report must represent updated holdings resulting from any automatic investment plans.

****	Pre-clearance is required to the extent that it is for a security type listed above under ‘Pre-Clearance required’.

The above investments and transactions that are not subject to pre-clearance are also NOT subject to the 30-day prohibition on selling/buying securities (discussed in section 12 below), the seven-day blackout period on personal securities transactions (discussed in section 13 below), or the excessive trading limitation (discussed in section 14 below).

9.	Private Investments

You must obtain approval from Compliance before acquiring beneficial ownership of any securities offered in connection with a private investment. Adviser Access Persons should contact Compliance with any questions regarding investments in loans that would need to be pre-cleared. In determining whether to grant pre-approval, Compliance will consider, among other factors, whether the investment opportunity could be offered to a client.

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New Adviser Access Persons must disclose all of their existing private investments, as well as those of their immediate family members, within 10 days of becoming an Adviser Access Person. Compliance will send an email to all new Adviser Access Persons with the Private Investments Disclosure Form, which they must complete. Existing Adviser Access Persons are required to disclose existing private investments that were entered into prior to policy changes and seek prior written approval to invest in any new private investments on their own behalf, and on behalf of their immediate family members, and must complete the Private Investment and Loan Pre-Clearance Form (template available through OneGuggenheim at Private Investment & Loan Form), and provide information about the investment to assist Compliance with the review of the request. The Guggenheim Capital Conflicts Review Committee (“CRC”) may also review private investment requests for approval, as necessary. Approval by the CRC is required in the event that it is determined that a proposed or existing private investment involves one or more potential or actual significant conflicts of interest.

10.	Prohibition of Participation in IPOs and Investment Clubs

You shall not acquire beneficial ownership of any securities offered in connection with an IPO or Investment Club. For the avoidance of doubt, the prohibition on IPOs also extends to initial issuances of securities issued as digital assets (sometimes referred to as “Initial Coin Offerings” or “ICOs”). You should contact Compliance if you are not certain whether a particular digital asset is a security. You shall not participate in any Investment Clubs. If you have any questions regarding whether an arrangement is an Investment Club, please contact Compliance.

11.	Prohibition on Trading in Commodity Interests and Related Futures

Trading in Commodity Interests and related Futures as well as futures and options on cryptocurrency are generally prohibited, except for the following types of futures:

•	Futures referencing broad-based securities indices: for example, S&P 500, NASDAQ 100, and Russell 2000;

•	Futures referencing major currencies: for example, Euro, Yen, Australian dollar, and British pound;

•	Futures referencing the following physical commodities: Silver, Gold, Oil, and Natural Gas; and

•	Futures referencing U.S. Government debt obligations: for example, 30 year Treasury bond, 10/5 year Treasury notes and long-term Treasury bonds.

Adviser Access Persons should consult with Compliance with regard to whether a particular instrument is a commodity interest. Senior management, together with the Compliance Officer, may grant exceptions to this prohibition on a case-by-case basis and such exceptions will be conditioned on compliance with certain requirements.

12.	Thirty-Day Prohibition on Selling/Buying Securities

Adviser Access Persons are prohibited from purchasing and then selling, or selling and then purchasing the same security within 30 calendar days of the initial transaction.

In situations where multiple transactions have occurred in the same security, the holding period will calculate from the date of the most recent opposite-way transaction of the relevant security across all accounts, regardless of the holding period of prior transactions in the same security. This prohibition does not apply to independently managed/third-party discretionary accounts, transactions of Broad-based Exchange Traded Funds, or to securities and transactions that are not subject to the pre-clearance requirement (discussed in section 8 above).

13.	Seven-Day Blackout Period on Personal Securities Transactions

You cannot purchase or sell, directly or indirectly, any security in which you had (or by reason of such transaction acquire) any beneficial ownership, at any time within seven calendar days before or after the time that the same (or a related): (i) security is being purchased or sold by any Fund or client account; (ii) security is being purchased for initial deposit in a Fund that is a unit investment trust or (iii) security is in a unit investment trust being terminated and is being sold prior to termination date.

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This prohibition does not apply to independently managed/third-party discretionary accounts, transactions of Broad-based Exchange Traded Funds, or to securities and transactions that are not subject to the pre-clearance requirement (discussed in section 8 above).

13.1.	Exception to Blackout Period

The seven-day blackout period does not apply to trading in a security meeting the following criteria:

•	the market value of the proposed transaction is less than $25,000;

•	the 30-day rolling average trading volume is over 1 million shares; and

•	Guggenheim Investments’ trade activity is less than 5% of the 7-day rolling average trade volume for the security.

The exception to the seven-day blackout period does not apply to the purchase or sale of options, transactions in a security listed on the Guggenheim Investments Restricted List, and any derivatives and futures.

14.	Excessive Trading

You shall not make more than 60 securities trades in any calendar quarter. Transactions of Broad-based Exchange Traded Funds or that do not require pre-clearance are not included in the 60 securities trades permitted during any calendar quarter. For the purposes of this restriction, transactions executed in the same security on the same day are considered to be one transaction (i.e., an approved transaction executed in lots throughout the day is considered one transaction).

The multiple transactions that make up an option trading strategy, such as option spreads, will be counted as individual transactions towards the excessive trading limit.

15.	Cryptocurrencies Trading

Cryptocurrency (sometimes referred to as “virtual currency”) is one type of digital asset and herein refers to any virtual or digital representation of value, token or other asset where (i) encryption techniques are used to regulate the generation of such assets and to verify the transfer of assets and (ii) the digital asset has been interpreted under relevant law not to be (A) a security or (B) otherwise characterized as a “security” as defined under the relevant law. Examples of cryptocurrency currently include, but are not limited to, bitcoin (BTC) and ethereum (ETH). You should contact Compliance if you are not certain whether a particular digital asset is a security.

Purchases and sales of direct investments in cryptocurrency are not required to be pre-cleared or reported. Indirect investments in Cryptocurrencies through cryptocurrency-related entities (e.g., entities deriving a substantial amount of revenue therefrom) or funds investing primarily in cryptocurrency (e.g., private funds or ETFs) are permitted but must be pre-cleared prior to investment and reported in the Initial Holdings Report, Quarterly Personal Securities Transactions Report, and Annual Holdings Report.

Adviser Access persons should consult with Compliance with regard to whether a particular interest is a cryptocurrency for purposes of this Code. A Compliance Officer, in consultation with senior management and the Legal Department as necessary, may grant exceptions to this prohibition on a case-by-case basis and such exceptions may be conditioned on compliance with certain requirements.

The standards above are subject to change depending on emerging regulatory requirements and firm and client activities, and certain cryptocurrencies may be restricted and require pre-clearance and reporting in the future.

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PART C	NATURAL CONTROL PERSONS

GENERAL OBLIGATIONS.

1.	Providing a List of Securities – Initial and Annual Holdings Reports

1.1.

Initial Holdings Reports. You must submit the initial listing within 10 calendar days of the date you first become a Natural Control Person. The initial listing should be a complete listing of all investment accounts and securities, including private investments, you beneficially own as of a date no more than 45 days prior to the date you become a Natural Control Person. Reports must include information consistent with regulatory requirements.

1.2.

Annual Holdings Reports. In addition to the Initial Holdings Report, each following year, you must submit a revised list showing the investment accounts and securities you beneficially own as of December 31. You must submit each annual update listing no later than 30 calendar days after December 31. Natural Control Persons must also certify annually that they have complied with the requirements and have disclosed all holdings required to be disclosed pursuant to the requirements of this Code. In addition, Natural Control Persons will respond to personal disciplinary history questions. Reports must include information consistent with regulatory requirements.

The Initial Holdings Report and Annual Holdings Reports, as applicable, will be submitted electronically, through the Compliance Platform (or as specified by Compliance). You will receive notification via email when the applicable report is due, including instructions on how to access the information and complete the report.

2.	Brokerage Accounts

All investment accounts of new Natural Control Persons and any investment accounts of current Natural Control Persons must be maintained with brokerage firms designated and approved by Compliance. Compliance may grant specific exceptions in writing in limited circumstances however, in general, trading in such accounts will be prohibited.

Existing investment accounts of new Natural Control Persons which are not held at the permitted broker-dealers must be transferred within 90 calendar days from the date the Natural Control Person is so designated; the failure to transfer within this time will be considered a violation of this Code. Any request to extend the 90-day transfer deadline must be accompanied by a written explanation by the current broker-dealer as to the reason for delay. Compliance may grant specific exceptions in writing.

Prior to opening a new reportable investment account, you are required to submit the Personal Account Pre-Clearance Form through the Compliance Platform to obtain written consent from Compliance. You are also required to notify in writing the broker-dealer or financial institution with which you are seeking to open such reportable investment account of your association with Guggenheim Investments.

Upon opening a reportable investment account or obtaining an interest in an investment account that requires reporting, the account number must be reported within 5 calendar days of funding the investment account via the Compliance Platform or as otherwise permitted by Compliance.

3.	Duplicate Brokerage Confirmations and Statements

If your brokerage firm provides automatic feeds for your investment accounts to the Compliance Platform, the Adviser will obtain account information electronically, after the Natural Control Person has completed the appropriate authorizations as required by the brokerage firm. Further, you are required to provide duplicate statements upon request from Compliance.

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If the brokerage firm does not provide automatic feeds to the Compliance Platform, you are responsible for providing duplicate statements for such investment accounts to Compliance within 20 days after each Quarter End. The Compliance Officer or his designee may provide exceptions to this policy on a limited basis.

4.	Independently Managed/Third-Party Discretionary Account Reporting:

•	Natural Control Persons must disclose independently managed/third-party discretionary accounts, i.e., where the person has “no direct or indirect influence or control”.

•

Natural Control Persons are required to obtain a signed copy of the Managed Account Letter (template letter provided by Compliance) from their third-party investment adviser confirming that the adviser has authority to effect transactions on behalf of the independently managed/third-party discretionary account without obtaining prior consent of the Natural Control Person and that the Natural Control Person does not direct trades in the independently managed/third-party discretionary account. Natural Control Persons are required to maintain an updated Managed Account Letter on file confirming third-party discretion.

•

Natural Control Persons should immediately notify Compliance in writing if there are any changes in control over the independently managed/third-party discretionary account or if there are any changes to the relationship between the trustee or third-party investment adviser and the Natural Control Person (i.e., independent professional or friend or relative, unaffiliated versus affiliated firm). Please note that an immediate family member with discretion over an independently managed/third-party discretionary account is not considered a third-party adviser.

•	Trades in independently managed/third-party discretionary accounts are not subject to the pre-clearance requirements and trading restrictions of the Code.

•

Certain Natural Control Persons (as determined by Compliance) are required to maintain independently managed/third-party discretionary accounts with brokerage firms designated and approved by Compliance. Compliance will advise impacted Natural Control Persons.

5.	Required Transaction Reports – Quarterly Personal Securities Transaction Reports

On a quarterly basis you must report any securities transactions, as well as any investment accounts. You must submit your report no later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected or the investment account was opened. The Quarterly Personal Securities Transaction Reports are required in addition to delivery of duplicate brokerage confirmations and statements (via automatic feed or hard copy). Natural Control Persons must submit Quarterly Personal Securities Transactions Reports electronically, through the Compliance Platform (or as specified by Compliance). You will receive notification via email when the Quarterly Personal Securities Transaction Report is due, including instructions on how to access the information and complete the report. Reports must include information consistent with regulatory requirements.

If you had no reportable transactions or did not open any investment accounts during the quarter, you are still required to report that you did not have any reportable transactions or open any investment accounts.

6.	What Securities Are Covered Under Your Quarterly Reporting Obligation?

You must report all transactions in securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. The report must contain any investment account you established during the quarter if the account has not already been reported. You are not required to detail or list purchases or sales effected for any account over which you have no direct or indirect influence or control.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

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7.	Private Investments

You must obtain approval from Compliance before acquiring beneficial ownership of any securities offered in connection with a private investment. Natural Control Persons should contact Compliance with any questions regarding investments in loans that would need to be pre-cleared. In determining whether to grant pre-approval, Compliance will consider, among other factors, whether the investment opportunity could be offered to a client.

New Natural Control Persons must disclose all of their existing private investments, as well as those of their immediate family members, within 10 days of becoming a Natural Control Person. Compliance will send an email to all new Natural Control Persons with the Private Investments Disclosure Form, which they must complete. Existing Natural Control Persons are required to disclose existing private investments that were entered into prior to policy changes and seek prior written approval to invest in any new private investments on their own behalf, and on behalf of their immediate family members, and must complete the Private Investment and Loan Pre-Clearance Form (template form provided by Compliance), and provide information about the investment to assist Compliance with the review of the request. The Guggenheim Capital Conflicts Review Committee (“CRC”) may also review private investment requests for approval, as necessary. Approval by the CRC is required in the event that it is determined that a proposed or existing private investment involves one or more potential or actual significant conflicts of interest.

8.	Prohibition of Participation in IPOs and Investment Clubs

You shall not acquire beneficial ownership of any securities offered in connection with an IPO or Investment Club. For the avoidance of doubt, the prohibition on IPOs also extends to initial issuances of securities issued as digital assets (sometimes referred to as “Initial Coin Offerings” or “ICOs”). You should contact Compliance if you are not certain whether a particular digital asset is a security. You shall not participate in any Investment Clubs. If you have any questions regarding whether an arrangement is an Investment Club, please contact Compliance.

9.	Prohibition on Trading in Commodity Interests and Related Futures

Trading in Commodity Interests and related Futures as well as futures and options on cryptocurrency are generally prohibited, except for the following types of futures:

•	Futures referencing broad-based securities indices: for example, S&P 500, NASDAQ 100, and Russell 2000;

•	Futures referencing major currencies: for example, Euro, Yen, Australian dollar, and British pound;

•	Futures referencing the following physical commodities: Silver, Gold, Oil, and Natural Gas; and

•	Futures referencing U.S. Government debt obligations: for example, 30-year Treasury bond, 10/5 year Treasury notes and long-term Treasury bonds.

Natural Control Persons should consult with Compliance with regard to whether a particular instrument is a commodity interest. Senior management, together with Compliance, may grant exceptions to this prohibition on a case-by-case basis and such exceptions will be conditioned on compliance with certain requirements.

10.	Cryptocurrencies Trading

Cryptocurrency (sometimes referred to as “virtual currency”) is one type of digital asset and herein refers to any virtual or digital representation of value, token or other asset where (i) encryption techniques are used to regulate the generation of such assets and to verify the transfer of assets and (ii) the digital asset has been interpreted under relevant law not to be (A) a security or (B) otherwise characterized as a “security” as defined under the relevant law. Examples of cryptocurrency currently include, but are not limited to, bitcoin (BTC) and ethereum (ETH). You should contact Compliance if you are not certain whether a particular digital asset is a security.

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Purchases and sales of direct investments in cryptocurrency are not required to be pre-cleared or reported. Indirect investments in cryptocurrencies through cryptocurrency-related entities (e.g., entities deriving a substantial amount of revenue therefrom) or funds investing primarily in cryptocurrency (e.g., private funds or ETFs) are permitted but must be pre-cleared prior to investment and reported in the Initial Holdings Report, Quarterly Personal Securities Transactions Report, and Annual Holdings Report.

Natural Control Persons should consult with Compliance with regard to whether a particular interest is a cryptocurrency for purposes of this Code. A Compliance Officer in consultation with senior management and the Legal Department as necessary, may grant exceptions to this prohibition on a case-by-case basis and such exceptions may be conditioned on compliance with certain requirements.

The standards above are subject to change depending on emerging regulatory requirements and firm and client activities, and certain cryptocurrencies may be restricted and require pre-clearance and reporting in the future.

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Appendix A

Guggenheim Entities & Revisions

COVERED ENTITIES:

This Combined Code of Ethics adopted under Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act covers the following companies:

Funds	Advisers	Other
• Rydex Dynamic Funds	• Security Investors, LLC	• Guggenheim Funds Distributors, LLC*

• Rydex Series Funds	• Guggenheim Funds Investment Advisors, LLC	• Guggenheim Investor Services, LLC

• Rydex Variable Trust	• Guggenheim Funds Distributors, LLC*

• Guggenheim Funds Trust	• Guggenheim Partners Investment Management, LLC

• Guggenheim Variable Funds Trust	• Guggenheim Investment Advisors, LLC

• Guggenheim Strategy Funds Trust	• Guggenheim Partners Advisors, LLC

• Transparent Value Trust	• GS Gamma Advisors, LLC

• Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust	• Guggenheim Corporate Funding, LLC

• Guggenheim Strategic Opportunities Fund

• Guggenheim Active Allocation Fund

* This code also covers those unit investment trusts for which Guggenheim Funds Distributors, LLC serves as depositor and references to “clients” herein include the unit investment trusts.

PROCEDURE CREATION AND REVISIONS:

Procedure Creation Date:	Adopted April 23, 2014 (by the Security Investors, LLC and Guggenheim Funds Investment Advisers, LLC); Adopted January 1, 2024 (by Guggenheim Corporate Funding, LLC, Guggenheim Investment Advisors, LLC, Guggenheim Investor Services, LLC, GS Gamma Advisors, LLC and Guggenheim Partners Investment Management, LLC)

Procedure Revised As Of:

October 1, 2014; March 20, 2015; May 9, 2016; November 2016; April 2017; February 2018; August 2018; October 2018; August 2019; July 2020; September 2020

April 2021; July 2021; August 2021; September 2021, April 2022; Nov 2022; June 2023; November 2023 (effective Jan 2024); January 2024

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Appendix B Definitions

Adviser Access Person includes:

a.

Employee, Director, officer, manager, principal and partner of the Adviser or Distributor (or other persons occupying a similar status or performing similar functions), or other person who provides advice on behalf of the Adviser or is subject to the Adviser’s supervision and control; or

b.	Any person who:

•

Has access to nonpublic information regarding any of the Adviser’s client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client account the Adviser or their affiliates manage, or any fund which is advised or sub-advised by the Adviser (or certain affiliates, where applicable);

•	Makes recommendations or investment decisions on behalf of the Adviser;

•

Has the power to exercise a controlling influence over the management and policies of the Adviser, or over investment decisions, who obtains information concerning recommendations made to a client with regard to the purchase or sale of a security;

•

The Compliance Officer shall determine on a case-by-case basis whether a temporary employee (e.g., consultant or intern) should be considered an Adviser Access Person. Such determination shall be made based upon an application of the criteria provided above, whether an appropriate confidentiality agreement is in place, and such other information as may be necessary to ensure that proprietary information is protected. As such, temporary employees may only be subject to certain sections of the Code, such as certifying to it, or may be exempt from certain reporting requirements such as not having to hold their reportable accounts at the permitted broker-dealers;

•	Any person deemed to be an Adviser Access Person by the Compliance Officer; or

•	All Trustees of the Funds, both Interested and Independent.

Broad-based Exchange Traded Funds (“ETFs”):

A list of these ETFs is available on OneGuggenheim. (OneGuggenheim/Exempt ETFs/link)

Sub-Adviser Access Person includes any trustee, director, officer or employee of any sub-adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains access to non-public information regarding recommendations of, the purchase or sale of a Security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Beneficial ownership means the same as under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the beneficial owner of any security in which you have a direct or indirect pecuniary interest, which is the opportunity to profit directly or indirectly or share in any profit derived from a transaction in securities. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

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Compliance Officer means, as applicable, the chief compliance officer of Rydex Dynamic Funds, Rydex Series Funds, Rydex Variable Trust, Guggenheim Funds Trust, Guggenheim Variable Funds Trust, Guggenheim Strategy Funds Trust, Transparent Value Trust, Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust, Guggenheim Strategic Opportunities Fund, and Guggenheim Active Allocation Fund pursuant to Rule 38a-1 under the 1940 Act, or the chief compliance officer of Security Investors, LLC, Guggenheim Funds Investment Advisors, LLC, Guggenheim Funds Distributors, LLC, Guggenheim Corporate Funding, LLC, Guggenheim Investment Advisors, LLC, Guggenheim Investor Services, LLC, GS Gamma Advisors, LLC, Guggenheim Partners Advisors, LLC, and Guggenheim Partners Investment Management, LLC pursuant to Rule 206(4)-7 under the Advisers Act, or any person designated by such chief compliance officer to act in the chief compliance officer’s absence. As of January 2024, the Compliance Officers are:

Entity	Compliance Officer
Rydex Dynamic Funds, Rydex Series Funds, Rydex Variable Trust, Guggenheim Funds Trust, Guggenheim Variable Funds Trust, Guggenheim Strategy Funds Trust, and Transparent Value Trust	Elisabeth Miller

Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust, Guggenheim Strategic Opportunities Fund, and Guggenheim Active Allocation Fund	Joanna Catalucci

Guggenheim Funds Distributors, LLC	Dennis Metzger

Security Investors, LLC and Guggenheim Funds Investment Advisors, LLC	Margaux Misantone

Guggenheim Corporate Funding, LLC	Robert Saperstein

Guggenheim Investment Advisors, LLC	Kerri Cain

Guggenheim Investor Services, LLC	Kerri Cain

GS Gamma Advisors, LLC	Jennifer Selliers

Guggenheim Partners Advisors, LLC	Robert Saperstein

Guggenheim Partners Investment Management, LLC	Robert Saperstein

Control means the same as that under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder of such securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

Cryptocurrency sometimes referred to as “virtual currency”) is one type of digital asset and herein refers to any virtual or digital representation of value, token or other asset where (i) encryption techniques are used to regulate the generation of such assets and to verify the transfer of assets and (ii) the digital asset has been interpreted under relevant law not to be (A) a security or (B) otherwise characterized as a “security” as defined under the relevant law. Examples of cryptocurrency currently include, but are not limited to, bitcoin (BTC) and ethereum (ETH).

Immediate family means any parent, spouse of a parent, child, spouse of a child, spouse, brother, or sister, and includes step and adoptive relationships.

Investment Account generally means any account over which the Adviser Access Persons has Beneficial Ownership which can, even if the account does not currently, hold Securities. It includes the following accounts:

•

Any investment account with a broker-dealer or bank over which the Adviser Access Person has investment decision-making authority (including accounts that the Adviser Access Person is named on, such as being a guardian, executor or trustee, as well as accounts that Adviser Access Person is not named on such as an account owned by another person but for which the Adviser Access Person has been granted trading authority).

•

Any investment account with a broker-dealer or bank established by partnership, corporation, or other entity in which the Adviser Access Person has a direct or indirect interest through any formal or informal understanding or agreement.

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•

Any college savings account in which the Adviser Access Person has investment discretion issued under Section 529 of the Internal Revenue Code, which can hold Securities, and in which the Adviser Access Person has a direct or indirect interest.

•	Any other account that the Compliance Officer deems appropriate in light of the Adviser Access Person’s interest or involvement.

•

Any account in which the Adviser Access Person’s immediate family is the owner. Adviser Access Persons are presumed to have investment decision-making authority for, and therefore should report, any investment account of a member of their immediate family if they live in the same household.

•	Any 401(k) accounts from a previous employer which can or offer the ability to hold Securities.

Independent Trustee means a trustee or director of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Initial public offering (“IPO”) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Interested Trustee means a trustee or director of a Fund who is an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Investment Club means a group of people who pool their money to make investments. Usually investment clubs are organized as partnerships and after the members study different investments, the group decides to buy or sell based on a majority vote of the members.

Natural Control Persons are natural persons in a control relationship with a Company who obtain information concerning recommendations made to a Fund or client about the purchase or sale of a security and are not specifically covered by any other section of the Code.

Private Investments include, but are not limited to investments in: hedge funds, private equity funds, venture capital funds, other private fund vehicles (including Investment Trusts that invest directly and primarily in cryptocurrencies), privately-held companies, and private placement offerings of cryptocurrencies or other digital assets (e.g., agreements for future cryptocurrencies or other digital assets). Private Investments also include: (i) loans to or from such entities, and any other entities formed for the purpose of engaging in business activity; (ii) loans to or from individuals who are not immediate family of the Adviser Access Person; and (iii) loans to or from individuals who are immediate family of the Adviser Access Person for the purpose of engaging in business activity. Loans to or from immediate family of the Adviser Access Person that are entirely of a personal nature and loans that are covered within one of the following exceptions are not included in the definition of private investments:

•

An Employee or immediate family member obtaining a loan, such as a standard home mortgage loan or home equity loan, from a bank, broker-dealer, or other financial institution, if (i) the loan is made in the ordinary course of the lender’s business using standard form loan documentation (ii) the loan is made on terms generally comparable to those provided to similarly situated members of the public; and (iii) the Employee or immediate family member obtains the loan through the normal-course lending division (i.e. as opposed to obtaining the loan through an Adviser’s (or Adviser’s affiliate’s) client representative or contact);

•	Employee or immediate family member purchases of publicly offered debt securities that are listed on a securities exchange;

•

Loans to or from an entity in which an Employee or immediate family member owns a beneficial interest, where such persons have no knowledge of, no involvement in and no control over any loan to or from the entity; or

•

An Employee or immediate family member obtaining a loan from an insurance company pursuant to the loan or cash value provision of any life insurance policy or other insurance policy issued by that insurance company.

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Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Reportable fund means any fund, except money market funds, for which an Adviser serves as investment adviser, any fund whose investment adviser or principal underwriter controls, is controlled by, or is under common control with the Advisers, or any closed-end fund regardless of affiliation. For purposes of this Code definition, control has the same meaning as it does above.

Security means the same as that set forth in Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government, bankers’ acceptances, bank certificates of deposit, commercial paper, shares of registered open-end mutual funds other than reportable funds, and high quality short-term debt instruments, including repurchase agreements. A high quality short-term debt instrument is an instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a NRSRO. For purposes of this Code, a security includes shares issued by exchange-traded funds, futures, index futures, commodities futures, commodities, options on futures, and other types of derivatives. A security also includes options on securities and single stock futures. A security also does not include shares issued by UITs that are invested exclusively in one or more unaffiliated open-end funds, none of which are reportable funds.

A security held or to be acquired by any Fund or any client account means any security which, within the most recent 15 days, (i) is or has been held by any Fund or any client account or (ii) is being or has been considered by an Adviser or sub-adviser for purchase by a Fund or client account, and any option to purchase or sell, and any security convertible into or exchangeable for any security.

A security is being purchased or sold by a Fund or a client account from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund or client account until the program has been fully completed or terminated.

Tradable Funds are those Funds that are designed for active trading and do not impose limits on shareholder transactions.

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Code of Ethics Certification of Compliance

This is to certify that I have reviewed the Code of Ethics (“Code”) and that I understand its terms and requirements. I hereby certify that:

•	I have complied with the Code during the course of my association with the entities covered by the Code;

•	I will continue to comply with the Code in the future;

•	I will promptly report to a Compliance Officer any violation or possible violation of the Code of which I become aware; and

•	I understand that a violation of the Code may be grounds for disciplinary action or termination of my employment and may also be a violation of federal and/or state securities laws.

Name:

Signature:	Date:

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Supplement 1 - Options

Buying a Call Option	Pre-Clearance Required
Entering into Transaction
Buy to Open	YES
Closing Transaction
Sell to Close	YES
Let it Expire	NO
Exercise (i.e., buy underlying) and Hold	YES
Exercise (i.e., buy underlying) and Immediately Sell	YES for each trade (prohibited because of 30-day holding period)

Writing/Selling a Call Option	Pre-Clearance Required
Entering into Transaction
Write/Sell Option	YES
Closing Transaction
Expires	NO
Exercised (if own underlying)	NO
Exercised (if naked/do not own underlying – i.e., buy security to deliver)	YES
Buy same Call Option	YES

Buying a Put Option	Pre-Clearance Required
Entering into Transaction
Buy to Open	YES
Closing Transaction
Sell to Close	YES
Let it Expire	NO
Exercise (if own underlying - i.e., sell underlying)	YES
Exercise (if do not own underlying – i.e., buy underlying first)	YES for each trade (prohibited because of 30-day holding period)

Writing/Selling a Put Option	Pre-Clearance Required
Entering into Transaction
Write/Sell Option	YES
Closing Transaction
Expires	NO
Exercised (i.e., buy underlying)	NO

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